UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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FLOTEK INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

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FLOTEK INDUSTRIES, INC.

2930 W. Sam Houston Pkwy N., Suite 300

Houston, Texas 77043

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 11, 2009

To the Stockholders of Flotek Industries, Inc.:

At the direction of the Board of Directors of Flotek Industries, Inc. (the “Company”), a Delaware corporation, NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of the Company will be held at the Flotek Corporate Office, 2930 W. Sam Houston Pkwy. N, Suite 300, Houston, Texas 77043, on June 11, 2009 at 2:00 p.m. (local time), for the purpose of considering and voting upon the following matters:

1. The election of six directors to serve until the next annual meeting of stockholders of the Company or until their successors are duly elected and qualified, or until their earlier resignation or removal.

2. The ratification of the selection of UHY LLP as the Company’s auditors for the year ended December 31, 2009.

3. Any other business which may be properly brought before the meeting or any adjournment thereof.

By order of the Board of Directors

Rosalie Melia
Corporate Secretary

May 6, 2009

YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND

RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE, IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

FLOTEK INDUSTRIES, INC.

2930 W. Sam Houston Pkwy N., Suite 300

Houston, Texas 77043

PROXY STATEMENT

This Proxy Statement and the accompanying form of proxy are being sent to the stockholders of Flotek Industries, Inc. (the “Company”), a Delaware corporation, in connection with the solicitation by the Board of Directors of the Company (the “Board”) of proxies to be voted at the Annual Meeting of Stockholders of the Company (the “Meeting”) to be held at 2:00 p.m. (local time) on Thursday, June 11, 2009 at the Flotek Corporate Office, 2930 W. Sam Houston Pkwy. N, Suite 300, Houston, Texas 77043 and at any adjournments thereof.

The Notice of Meeting, this Proxy Statement and the accompanying form of proxy are first being mailed to the stockholders on or about May 11, 2009. The Annual Report of the Company for the year 2008 has been furnished to stockholders with this Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 11, 2009. The proxy statement and annual report to security holders are available at www.flotekind.com/proxymaterials.

You may obtain directions to attend the meeting and vote in person by contacting our investor relations department at 713-849-9911.

At the Meeting, stockholders will be asked (i) to consider and vote upon the election of six nominees to serve on the Board; (ii) to consider and vote upon the ratification of the selection of the Company’s auditors; and (iii) to consider and take action upon such other matters as may properly come before the Meeting.

VOTING SECURITIES

The Board has fixed the close of business on April 20, 2009, as the record date for determination of stockholders entitled to notice of, and to vote at, the Meeting. At the close of business on such date, there were outstanding and entitled to vote 23,490,410 shares of common stock, $0.0001 par value per share (“Common Stock”) of the Company, which is the Company’s only authorized and outstanding class of stock entitled to vote at the Meeting.

Holders of at least one-third of the outstanding shares of Common Stock are required to be represented at the Meeting, in person or by proxy, to constitute a quorum. Each outstanding share of Common Stock as of the record date is entitled to one vote. There will be no cumulative voting of shares for any matter voted upon at the Meeting.

Directors are elected by a plurality of the votes cast. Abstentions and broker non-votes will be disregarded and have no effect on the outcome of the election of directors.

The affirmative vote of at least a majority of the shares of Common Stock represented at the Meeting is required to ratify the selection of the auditors of the Company. In determining whether this proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as votes against the proposal.

If the enclosed form of proxy is properly executed and returned to the Company prior to or at the Meeting and is not revoked prior to its exercise, all shares of Common Stock represented thereby will be voted at the

Meeting and, where instructions have been given by a stockholder, will be voted in accordance with such instructions.

Any stockholder executing a proxy which is solicited hereby has the power to revoke it prior to its exercise. Revocation may be made by attending the Meeting and voting the shares of Common Stock in person or by delivering to the Secretary of the Company at the principal executive offices of the Company located at 2930 W. Sam Houston Parkway N., Suite 300, Houston, Texas 77043, prior to exercise of the Proxy, a written notice of revocation or a later-dated, properly executed proxy.

The solicitation of proxies will be by mail, but proxies also may be solicited by telephone, telegram or in person by directors, officers and other employees of the Company. The Company will bear all costs of soliciting proxies. Should the Company, in order to solicit proxies, request the assistance of financial institutions, brokerage houses or other custodians, nominees or fiduciaries, the Company will reimburse such persons for their reasonable expenses in forwarding proxy materials to stockholders and obtaining their proxies.

PROPOSAL 1: ELECTION OF DIRECTORS

Board of Directors. The members of the Board serve one-year terms. Directors are elected by a plurality of the votes cast. Abstentions and broker non-votes will be disregarded and have no effect on the outcome of the election of directors.

Recommendation; Proxies. The Board recommends a vote “FOR” each of the nominees named below. The persons named in the enclosed proxy card will vote all shares over which they have discretionary authority “FOR” the election of the nominees named below. Although our Board does not anticipate that any of the nominees will be unable to serve, if such a situation should arise prior to the meeting, the appointed persons will use their discretionary authority pursuant to the proxy and vote in accordance with their best judgment.

Number of Directors. The Board of Directors has voted to reduce the number of directors comprising the Board from eight to six effective as of the date of the Meeting. One director resigned in March 2009 and Mr. Gary Pittman has not been nominated for reelection to the Board. The Company wished to express its sincere gratitude to Mr. Pittman for his twelve years of faithful service to the Company as a director.

Nominees. The following table sets forth information for each nominee. Each nominee has consented to be named in this proxy statement and to serve as a director, if elected.

Name	Principal Occupation	Age	Director Since
Jerry D. Dumas, Sr.	Mr. Dumas has been Chairman of the Board and Chief Executive Officer of Flotek since September 1998 and has served as President since December 2006. Mr. Dumas retired as Group Division President of Baker Hughes Tool responsible for Global Operations of Hughes Offshore subsea products and services, and Hughes Drilling Fluids. He served as President of HydroTech International, an engineering, manufacturing and marketing company in the offshore pipeline construction business. Prior to joining Flotek he was Vice President of Corporate and Executive Services in the Merrill Lynch Private Client Group. Mr. Dumas utilizes his prior experience as Group Division President of the New York Stock Exchange listed energy services company Baker Hughes and his Merrill Lynch training to aid corporate executives in managing corporate assets. Mr. Dumas holds a Bachelor degree in Business with a minor in Natural Sciences from Louisiana State University.	74	1998

John W. Chisholm	Mr. Chisholm is founder of Wellogix, Inc., which develops software for the oil and gas industry to streamline workflow, improve collaboration, expedite the inter-company exchange of enterprise data and communicate complex engineered services. Previously he co-founded and was President of ProTechnics Company from 1985 until its sale to Core Laboratories in December of 1996. After leaving Core Laboratories as Senior Vice President of Global Sales and Marketing in 1998, he started Chisholm Energy Partners, an investment fund targeting mid-size energy service companies. Mr. Chisholm serves on the board of directors of NGSG, Inc. an NYSE company specializing in compression technology for the oil and gas industry. He serves on both the Compensation and Governance Committees of NGSG. Mr. Chisholm has been selected to be on the editorial advisory board of Middle East Technology by Oil and Gas Journal. Mr. Chisholm holds a Business Administration degree from Ft. Lewis College. Mr. Chisholm serves as chairman of the Strategic Planning Committee and is a member of the Compensation Committee.	54	1999

Name	Principal Occupation	Age	Director Since
Barry E. Stewart	Mr. Stewart is Chief Financial Officer and Middle East Operations Head for Ingrain, Inc., a position he has held since December 2007. Ingrain, Inc. supplies computational rock physics to the exploration and production industry. Prior to this, Mr. Stewart was Chief Financial Officer of LHC Group from 2006 – 2007, Rotech Healthcare from 2004 – 2006 and Evolved Digital Systems from 2001 – 2004. Prior to his Chief Financial Officer positions, Mr. Stewart was a Vice President of Finance for Community Health Systems, Inc. from 1996 to 2001. He also served in various managing director positions with national commercial banks from the 1970’s through the mid-1990. He is a licensed Certified Public Accountant in the State of Texas, and has a Master of Business Administration degree from the University of Houston. Mr. Stewart currently serves as the Chairman of the Compensation Committee and as a member of the Audit Committee.	54	2001

Richard O. Wilson	Mr. Wilson was Group Vice President and Deputy General Manager of Brown & Root World Offshore Operations and served as a Director of Brown & Root from 1973 to 1979. Mr. Wilson also served as Chairman of Dolphin Drilling A/S Oil and Gas drilling company and of AOC International and OGC International PLC an offshore platform final assembly from 1983 to 1997. Mr. Wilson is currently serving as director for Callon Petroleum Company Oil and Gas exploration and production company and is an offshore construction consultant with over 50 years of experience. He received a Bachelor of Science degree in Civil Engineering from Rice University. Mr. Wilson currently is a Director of Houston Museum of Printing History. Mr. Wilson serves as a member of the Governance and Nominating Committee and the Strategic Planning Committee.	79	2003

James R. Massey	Mr. Massey is retired from Exxon Mobil after 36 years experience in the oil industry both domestically and internationally. Mr. Massey retired as Vice-President, Exxon Mobil Production Company where at different times he had responsibility for production operations in Africa, the Middle East, CIS, South America, Canada, and the United States. Prior to this position, Mr. Massey was Executive Vice President, Mobil Oil Corporation responsible for upstream operations in Europe and Africa. He holds a Bachelor of Science degree in Chemical Engineering from Texas A & I University. Mr. Massey serves as Chairman of Flotek’s Governance and Nominating Committee and is a member of the Strategic Planning Committee.	59	2008

Kevin G. McMahon	Mr. McMahon has been Senior Vice President of Internal Audit Services and Sarbanes Oxley Compliance for Calpine Corp. since May 2006. He is a former board member and Audit Chairman for Epic Energy Resources, Inc. located in the Woodlands Texas. From September 2005 until May 2006, Mr. McMahon was the Vice President and General Auditor for Exide Technologies. From March 1997 to August 2005, he held various positions, including Vice President of Internal Audit Services, for HCA, Inc. Mr. McMahon has over 20 years experience in banking, public accounting, health care, manufacturing and energy/power generation. Mr. McMahon holds a BS in Accounting from the State University of New York and an MBA from Palm Beach Atlantic University, and he is a Certified Internal Auditor. Mr. McMahon is the Chairman of Flotek’s Audit Committee and a member of the Strategic Planning Committee.	41	2008

Beneficial Ownership of Directors and Executive Officers. The following table sets forth the beneficial ownership of Common Stock as of April 20, 2009, by (i) each current director (including each nominee), (ii) each named executive officer set forth in the Summary Compensation Table and (iii) all current directors and executive officers as a group. There are currently no known beneficial owners of more than 5% of our Common Stock.

Name	Shares Owned (a)	Right to Acquire (b)	Total Shares	Percent of Class (c)
Jerry D. Dumas, Sr. (d)	647,850	297,937	945,787	4.0%
John W. Chisholm (e)	103,835	25,389	129,224	*
James R. Massey	26,104	–	26,104	*
Kevin G. McMahon	22,620	–	22,620	*
Gary M. Pittman	39,054	5,057	44,111	*
Barry E. Stewart	71,968	25,057	97,025	*
Richard O. Wilson	93,304	25,057	118,361	*
Jesse E. Neyman	36,258	2,982	39,240	*
Steven A. Reeves (f)	176,831	9,844	186,675	*
James A. Jowett (g)	6,395	10,163	16,558	*
Lisa G. Meier (h)	40,069	–	40,069	*

All current directors & executive officers as a group (11 total)	1,264,288	401,486	1,665,774	7.1%

*	Less than 1%
(a)	Except as otherwise disclosed, the persons named in the table have sole voting and investment power of all shares of Common Stock which are beneficially owned by them. Includes the following number of unvested shares of restricted stock for the persons indicated: Mr. Dumas 270,601; Mr. Chisholm 18,064; Mr. Massey 15,752; Mr. McMahon 15,752; Mr. Pittman 18,064; Mr. Stewart 18,064; Mr. Wilson 18,064; Mr. Neyman 34,154; Mr. Reeves 112,378.
(b)	Shares subject to options granted pursuant to the Company’s incentive plans and exercisable within 60 days of April 20, 2009.
(c)	Based on an aggregate of 23,490,410 shares of Common Stock issued and outstanding as of April 20, 2009. This assumes that all options beneficially owned by the person are exercised for shares of Common Stock. The total number of shares outstanding used in calculating this percentage assumes that none of the options beneficially owned by other persons are exercised for shares of Common Stock.
(d)	Includes 18,096 shares of Common Stock owned by Saxton River Corporation and 26,000 shares of Common Stock owned by DTB Foundation both of which is controlled jointly by Mr. and Mrs. Dumas.
(e)	Includes 20,470 shares of Common Stock held by ProTechnics II Inc., of which Mr. Chisholm is a manager. Mr. Chisholm has granted a right to an employee of the Company in connection with a loan made by such employee to a company controlled by Mr. Chisholm that entitles the lender, at the lender’s option, to receive repayment of such loan in shares of Flotek stock owned by Mr. Chisholm, and the shares reflected above that are directly owned by Mr. Chisholm are subject to this contractual encumbrance. The Board has amended the Company’s Insider Trading Policy to prohibit officers and directors from pledging their shares of Flotek stock, but an exception to this prohibition was made for existing arrangements such as this one.
(f)	Includes shares acquired through the Company’s 401(k) Plan.
(g)	Shares owned by Mr. Jowett as of final date of employment.
(h)	Shares owned by Ms. Meier as of final date of employment

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Meetings. During 2008, the Board held fifteen meetings of the full Board and twenty nine meetings of committees. The Governance and Nominating Committee held four meetings, the Executive Compensation Committee held twelve meetings, the Audit Committee held twelve meetings and the Strategic Planning Committee met once during 2008. Each director attended at least 75% of the aggregate number of meetings of the Board and Committees of the Board on which he served. It is the policy of the Board that directors are encouraged to attend each meeting of Stockholders, and all of the Directors attended the last Annual Meeting of Stockholders.

Compensation. In February 2009, awards of restricted stock and stock options were made to non-employee directors.

In March 2009, the Board approved a 10% reduction in all board compensation for the remainder of 2009. Accordingly, the annual retainer and meeting fees paid to non-employee directors will be reduced for the remainder of 2009.

Non-Management Session Communications. For 2008 the non-management directors met in four executive sessions without management present.

Independence. The Board has determined that each of the directors except for Mr. Dumas is independent as that term is defined by rules of the New York Stock Exchange and, in the case of the Audit Committee, the Securities and Exchange Commission. Mr. Dumas is not an independent director because he is an officer and employee of the Company. Mr. Dumas has a 25% ownership interest in a company that has a 7% limited partnership interest in an investment partnership controlled by Mr. Chisholm, and the Board has determined that this net 1.75% limited partnership interest is immaterial and does not affect Mr. Chisholm’s independence.

The following table shows the committees on which each director serves:

Director	Audit	Governance and Nominating	Compensation	Strategic Planning
John W. Chisholm			X	X
Barry E. Stewart	X		X
Richard O. Wilson		X		X
Kevin G. McMahon	X			X
James R. Massey		X		X
Gary M. Pittman (1)	X		X

(1)	Mr. Pittman is not standing for reelection to the Board.

Audit Committee. The responsibilities of the Audit Committee, composed of Messrs. McMahon (Chairman), Pittman and Stewart, include:

•	engaging the independent auditors;

•	reviewing interim financial information;

•	reviewing the scope and results of the annual audit of our consolidated financial statements with the independent auditors, internal auditors and management;

•	reviewing the independence of the independent auditors;

•	reviewing actions by management on the independent and internal auditors’ recommendations; and

•	meeting with management, the internal auditors and the independent auditors to review the effectiveness of our system of internal controls and internal audit procedures.

To promote the independence of the audit, the Audit Committee consults separately and jointly with the independent auditors, the internal auditors and management. The Board has determined that the three Audit Committee members, Messrs. McMahon, Stewart and Pittman, are audit committee financial experts. The Board has adopted a charter for the Audit Committee, a copy of which is available on our website (www.flotekind.com) and in print to any stockholder who requests it.

Compensation Committee. The responsibilities of the Compensation Committee, composed of Messrs. Stewart (Chairman), Chisholm and Pittman, include:

•	reviewing and determining our executive salary, bonus, equity incentive and overall compensation;

•	reviewing our employee stock incentive plans as well as incentive alternatives;

•	reviewing our perquisite program;

•	conducting annual performance evaluations of senior executives;

•	adopting a succession plan for senior management; and

•	recommending directors’ fees.

The Board has adopted a charter for the Compensation Committee, a copy of which is available on our website (www.flotekind.com) and in print to any stockholder who requests it.

Governance and Nominating Committee. The responsibilities of the Governance and Nominating Committee, composed of Messrs. Massey (Chairman) and Wilson, include:

•	recommending to the full Board, prior to each annual meeting of Stockholders, a slate of nominees for election to the Board;

•	reviewing the structure and composition of the Board;

•	reviewing the responsibilities, organization and membership of all Board committees;

•	considering corporate governance principles and guidelines; and

•	considering qualifications required for Board service and for nominations by the committee and by stockholders.

Director nominees may be identified by the Governance and Nominating Committee through current board members, officers, stockholders or other persons. Any stockholder desiring to submit a nomination to the Board should send the recommendation in writing, together with appropriate background and contact information, to the Secretary of the Company at the address of the Company’s principal executive offices set forth previously. The Board has not established formal minimum qualifications for a director nominee and evaluates any nominee including those recommended by stockholders on a case-by-case basis. The Board has adopted a charter for the Governance and Nominating Committee, a copy of which is available on our website (www.flotekind.com) and in print to any stockholder who requests it.

Strategic Planning Committee The responsibilities of the Strategic Planning Committee, composed of Messrs. Chisholm (Chairman), Massey, Wilson and McMahon, include:

•	overseeing management’s development of the Company’s objectives and goals and the strategy by which it proposes to reach those goals.

•	making recommendations for the consideration and approval of the Board;

•

the Committee will maintain a cooperative, interactive strategic planning process with management, including assisting management with the identification and setting of the Company’s strategic goals and expectations for achieving those goals; and

•

the review of potential corporate development and growth initiatives, such as acquisitions, divestitures, joint ventures, new product line development, new market development and/or strategic alliances.

The Board has adopted a charter for the Strategic Planning Committee.

Code of Business Conduct and Ethics. The Code of Conduct applies to our directors, executive officers and to all other employees and is available on our website (www.flotekind.com) and in print to any stockholder who requests it.

Section 16(a) Beneficial Ownership Reporting Compliance. Pursuant to Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules issued thereunder, the Company’s directors and executive officers are required to file with the SEC reports of ownership and changes in ownership of Common Stock. Copies of such forms are required to be filed with the Company. Based solely on its review of copies of such reports furnished to the Company, the Company believes that the directors and executive officers were in compliance with the filing requirements of Section 16(a) during the most recent fiscal year, except that (1) Mr. Pittman did not timely file one Form 4 reporting one transaction in 2008, (2) Mr. Dumas did not file one Form 5 in 2007 reporting one gift transaction, one Form 5 in 2008 reporting one gift transaction and one Form 4 in 2007 reporting sales transaction (all of which he subsequently reported on a Form 5 filed in 2009) and (3) Andrew Jowett did not timely file one Form 4 reporting one transaction in 2008.

EXECUTIVE OFFICERS

The following table provides certain information with respect to the executive officers of the Company.

Name and Age	Positions	Position Held Since
Jerry D. Dumas, Sr. (74)	Chief Executive Officer and Chairman of the Board	1998
	President	2006

Steven A. Reeves (58)	President Downhole Tool Division	2007
	Executive Vice President and Chief Operating Officer	2008

Jesse E. Neyman (65)	Vice President of Business Development	2007
	Senior Vice President and Chief Financial Officer	2008

Biographical information on Mr. Dumas is presented above under Election of Directors – Nominees.

Steven A. Reeves has served as Executive Vice President and Chief Operating Officer since August 2008. Previously, Mr. Reeves served as President of Flotek’s Downhole Tool Division from January 2007, and had served as Vice President of Flotek’s Turbeco Division from April 2005 until January 2007. Prior to joining Flotek, Mr. Reeves served in various positions over a 30 year career with Halliburton Energy Services, Inc., from which he retired in May 2002. Mr. Reeves’ responsibilities ranged from field engineer, logging and perforating, to global operations manager for formation evaluation, overseeing Halliburton Energy Services’ worldwide formation evaluation operations. Mr. Reeves spent his last two years with Halliburton Energy Services as general manager of Jet Research Center in Alvarado, Texas. JRC is the originator of the jet shaped charge for oil and gas formation stimulation and develops shaped charges for the oil and gas industry. Mr. Reeves holds a BS in Math with minors in Physics and Spanish from East Central University.

Jesse E. “Jempy” Neyman joined Flotek in January 2007 as Vice President of Business Development. Prior to joining Flotek, Mr. Neyman served as President and Chief Executive Officer of Zond Wind Management from January 2006 until December 2006. Mr. Neyman was responsible for managing and liquidating the global wind business operations of Enron Corp. and its affiliates. From January 1992 to August 2001, Mr. Neyman served as Director and Vice President of Enron Producer Finance, an affiliate of Enron, providing risk capital to the oil and gas sector. He utilized this experience when he served as Vice President, Principal Investments of Enron from August 2001 to December 2006. As Vice President, he was responsible for managing financial investment portfolios of Enron and its affiliates. Mr. Neyman is a graduate of the United States Air Force Academy and served as an Air Force officer from June 1967 until December 1976. After being honorably discharged from the U.S. Air Force, Mr. Neyman was a commercial banker specializing in oil and gas lending until joining Enron, except for a two-year period when he worked as an environmental consultant. He has a M.S. degree in Air Pollution Meteorology and Diffusion Theory from the University of Utah, an MBA from Southern Illinois University—Edwardsville and a BS in International affairs from the USAF Academy.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board consists of three directors who are independent, as defined by the standards of the New York Stock Exchange and the rules of the Securities and Exchange Commission. Under the charter approved by the Board, the Committee assists the Board in overseeing matters relating to the accounting and financial reporting practices of the Company, the adequacy of its internal controls and the quality and integrity of its financial statements and is responsible for selecting and retaining the independent auditors. The Company’s management is responsible for preparing the financial statements of the Company, and the independent auditors are responsible for auditing those financial statements. The Audit Committee’s role under the charter is to oversee management. The Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work. The Committee met 12 times during the year ended December 31, 2008.

The independent auditors provided the Committee with a written statement describing all the relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Committee also discussed with the auditors any relationships that may impact the independence of the auditors.

The Committee discussed and reviewed with the independent auditors all communications required to be discussed by standards of the Public Company Accounting Oversight Board, including those described in Statement of Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

The Committee reviewed the Company’s audited financial statements as of and for the year ended December 31, 2008, and discussed them with management and the independent auditors. Based on such review and discussions, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission.

Kevin G. McMahon, Chairman

Barry E. Stewart

Gary M. Pittman

May 6, 2009

This report of the Audit Committee shall not be deemed “soliciting material,” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act. Further, this report will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act except to the extent that we specifically incorporate this information by reference.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion of executive compensation contains descriptions of various employment-related agreements and employee benefit plans. These descriptions are qualified in their entirety by reference to the full text of the referenced agreements and plans, which have been filed by us as exhibits to our reports on Forms 10-K, 10-Q and 8-K filed with the U.S. Securities and Exchange Commission.

Introduction

The following discussion provides an overview of the Compensation Committee of our Board of Directors (“the Compensation Committee “) the background and objectives of our compensation programs for our current and former senior management, and the material elements of the compensation of each of the executive officers identified in the following table, to which we refer as our named executive officers:

Name	Title
Jerry D. Dumas, Sr.	Chairman of the Board, President and Chief Executive Officer

Steven A. Reeves (1)	Executive Vice President and Chief Operating Officer

Jesse E. Neyman (2)	Senior Vice President and Chief Financial Officer

Lisa G. Meier (3)	Senior Vice President and Chief Financial Officer

James A. Jowett (4)	Chief Accounting Officer and Interim Chief Financial Officer

(1)	Mr. Reeves was appointed Chief Operating Officer effective May 8, 2008
(2)	Mr. Neyman was appointed Chief Financial Officer effective October 28, 2008
(3)	Ms. Meier served as our Chief Financial Officer until her resignation effective August 8, 2008
(4)	Mr. Jowett served as Interim Chief Financial Officer between August 9, 2008 and October 28, 2008

Compensation Committee

The Compensation Committee of our Board of Directors has overall responsibility for the approval, evaluation and oversight of our compensation plans, policies and programs. The primary purpose of the Compensation Committee is to assist the Board of Directors in fulfilling its responsibilities relating to the compensation of our named executive officers and directors. The primary responsibilities of the Compensation Committee include, (i) annually reviewing our general compensation policies with respect to named executive officers and directors, (ii) annually reviewing and approving the corporate goals and objectives relevant to the compensation of our executive officers, evaluating our officers’ performance in light of these goals, and approving or recommending to the Board compensation levels based on these evaluations, and (iii) producing a committee report on executive compensation as required by the SEC to be included or incorporated by reference in our proxy statement or other applicable SEC filings.

Our Board appoints our Compensation Committee members and Chair to five year terms, and these appointees continue to be members until their successors are elected and qualified or until their earlier resignation or removal. Any member of our Compensation Committee may be removed, with or without cause, by our Board. Our Board of Directors appoints members to the Compensation Committee considering criteria such as experience in compensation matters, familiarity with our management and other key personnel, understanding of public company compensation issues, time availability necessary to fulfill committee responsibilities and independence and other regulatory requirements. No member of our Compensation Committee participates in any of our employee compensation programs, and our Board has determined that none of our Compensation Committee members has any material business relationship with us. Currently, the members of the Compensation Committee are Barry E. Stewart, who serves as Chairman, Gary M. Pittman, who served as Chairman until August 2008 when his term as Chairman expired, and John W. Chisholm.

Each member of the Compensation Committee is considered to be (1) “independent” under the currently applicable listing standards of the NYSE; (2) a “non-employee director” with the meaning of Rule 16b-3 under the Securities and Exchange Act of 1934, as amended; and (3) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

The Compensation Committee on occasion meets with our Chief Executive Officer and other executives to obtain recommendations with respect to our compensation programs, practices and packages for executives, other employees and directors. Although management makes recommendations to the Compensation Committee on executive compensation, the Compensation Committee is not bound by and does not always accept management’s recommendations. The Compensation Committee also seeks input from an independent compensation consultant prior to making any final determinations. Our Chief Executive Officer attends some of the Compensation Committee meetings, but the Compensation Committee also regularly holds executive sessions not attended by members of management or non-independent directors.

The Compensation Committee’s function is more fully described in its charter. The Compensation Committee will continue to review and assess the adequacy of the charter and recommend any proposed changes to the Board for approval on an annual basis. The Compensation Committee works with our Chief Executive Officer to establish an agenda for each meeting of the Compensation Committee and to prepare meeting materials. Our Chief Executive Officer, outside corporate counsel, and other members of our management and outside advisors may be invited to attend all or a portion of a Compensation Committee meeting depending on the nature of the matters to be discussed. Only members of the Compensation Committee vote on items before the Compensation Committee; however, the Compensation Committee and Board of Directors often solicit the advice of our Chief Executive Officer on compensation matters, the compensation of other senior management and the other named executive officers.

On at least an annual basis, the Compensation Committee or our full Board approves all compensation and equity awards to our CEO, COO, CFO, the managers of our business segments and the Board. Further, the Compensation Committee approves grants for other employees of the Company from time to time.

Our Compensation Committee may retain, at our expense, independent compensation consultants in the consideration of executive compensation matters. The Compensation Committee meets with the compensation consultants, both in and outside of the presence of our management, to review findings and recommendations regarding executive compensation and considers those findings and recommendations in determining and making adjustments to our executive compensation program. For the year ended December 31, 2008, the Compensation Committee retained BDO Seidman LLP (referred to herein as the “Compensation Consultant”) to assist it in fulfilling its responsibilities as assigned by the Chair of the Committee. Under the direction of the Chair of the Compensation Committee, the Compensation Consultant provided information regarding compensation trends in the energy services industry, relative compensation for similarly-situated executive officers in the industry, the structure of our cash and equity incentive awards and the structure of the compensation program for outside directors. At the Committee’s request, the Compensation Consultant worked with management to prepare materials for review by the Committee and made recommendations regarding the Committee’s calendar.

Compensation Philosophy

Flotek operates in a very competitive environment. Our principal competitors are more established providers of services in our industry and, because of their size, have significant resource basis. In order to successfully compete in this environment, Flotek must be able to attract and retain highly skilled employees with well-developed management, operational and marketing skills. The Company has been successful in developing and retaining a highly-qualified management team by offering compensation that is equitable, reasonably competitive with what we believe they might earn elsewhere based on our understanding of market practices, and closely tied to performance through our annual salary review process, our annual cash bonus plan (our Pay for Performance Plan or “PPP”), and grants of stock options and restricted stock from our Equity Incentive Plan or “EIP”.

In general, our executive compensation programs are designed to achieve the following objectives:

•	Attract and retain talented and experienced executives with the skills necessary to run and grow our existing business segments;

•	Attract and retain talented and experienced executives who can grow our Company through acquisitions and the successful integration of those acquisitions;

•	Align the interests of our executive officers with those of shareholders to increase the value of our enterprise;

•	Motivate and reward executives whose knowledge, skills and performance are critical to our success;

•	Demonstrate fairness among the executive management team by recognizing the contributions each executive makes to Flotek’s success;

•	Provide accountability for the executives’ performance to the Board;

•	Encourage a shared commitment among executives by coordinating Company and individual business unit targets and objectives; and

•	Encourage executives to meet non-financial goals that the Board believes are necessary for the success of the Company.

As we endeavor to evaluate the adequacy of our overall executive compensation program, our Compensation Committee works with the Compensation Consultant to evaluate and compare certain elements of total compensation against a group of similar publicly traded energy services companies (the “Compensation Peer Group”). We would prefer to define the market for our executive talent using a sizeable group of companies that are comparable in both size and line of business to us. However, there are not sufficient companies to us in size and line of business to comprise such a peer group. Therefore, as we evaluate the adequacy of our compensation programs, the Committee considers data in regard to our Compensation Peer Group and data from published survey sources as well as information from our directors, management and our Compensation Consultant based on their collective understanding of industry practices. The Companies that comprised our Compensation Peer Group in 2008 included the following:

•	Allis-Chalmers Energy, Inc.

•	Basic Energy Services, Inc.

•	Bolt Technology Corporation

•	Boots & Coots International Well Control, Inc.

•	Carbo Ceramics, Inc.

•	CE Franklin, LTD.

•	ENGlobal Corp.

•	Lufkin Industries, Inc.

•	Matrix Service Company

•	Natco Group, Inc.

•	Newpark Resources, Inc.

•	T-3 Energy Services, Inc.

•	Tesco Corporation

The Compensation Committee intends to continually monitor the composition of the Compensation Peer Group to assure that it continues to provide a useful representation of the market for leadership talent in which the Company competes. As a result Boots & Coots International Well Control, Inc. and ENGlobal Corp. were removed for 2009.

Executive Officer Compensation

Principal Elements of Compensation of Our Named Executive Officers

Historically, the principal elements of the compensation package offered to our executive officers has consisted of:

•	Base salary;

•	Cash bonus incentive compensation under the terms of the Company’s PPP; and

•	Equity compensation generally in the form of stock option or restricted stock grants under the terms of our 2005 and 2007 Long Term Incentive Plan.

Some, but not all of our named executive officers participate in certain perquisite programs as described later in this discussion and all of our named executive officers participate in group insurance programs and our 401(k) Plan on the same basis as all other employees of the company.

Allocation of Compensation among the Principal Components

The Committee has not established formulas for allocating compensation between compensation elements. Rather the Committee reviews compensation structures at companies in our Compensation Peer Group, historical compensation for the participant, the participant’s responsibilities, the participant’s performance on both financial metrics and individual goals and objectives provided by the Committee, and the individual circumstances of its senior executives when determining the mix of base salary, cash bonus percentages, and annual equity awards to be paid or awarded to our senior executive officers. However our historical practice has been to make executives’ overall compensation opportunity significantly contingent on operational performance.

Base Salary

We review base salaries for our Chief Executive Officer and other executives annually to determine if a change is appropriate. In reviewing base salaries, we consider several factors including a comparison to base salaries paid for comparable positions in our Compensation Peer Group, the relationship among base salaries paid with our Company and individual experience and performance. Our intent is to fix base salaries at levels that we believe are consistent with our program design objectives, including the ability to attract, motivate and retain highly talented individuals in a competitive environment.

Chief Executive Officer

Mr. Dumas has been Chairman and Chief Executive Officer since 1998. Primarily based on market practices provided by the Compensation Consultant, the Compensation Committee determined in August 2008 that Mr. Dumas’ annual salary was in line with the salaries being paid to chief executive officers in our Compensation Peer Group. Mr. Dumas’ annual salary for 2008, therefore, remained $450,000, as previously established by the Committee in July 2007.

Chief Operating Officer

Mr. Reeves was appointed Executive Vice President and Chief Operating Officer in May 2008. Prior to his appointment as Executive Vice President and Chief Operating Officer, Mr. Reeves served as President of the Company’s Downhole Tool Division from January 2007, and served as Vice President of the Company’s

Turbeco Division from April 2004 until January 2007. The Committee increased Mr. Reeves’ salary in May 2008 from $200,000 to $275,000 in connection with his promotion to Executive Vice President and Chief Operating Officer. In setting the new base annual salary for Mr. Reeves, the Committee considered information regarding compensation practices among companies in the Compensation Peer Group and the salaries of other key employees of the Company along with an informal evaluation of Mr. Reeves’ past performance and future potential.

Chief Financial Officer

Mr. Neyman was appointed Senior Vice President and Chief Financial Officer in October 2008. Prior to his appointment as Senior Vice President and Chief Financial Officer, Mr. Neyman served as Vice President of Business Development from December 2006 until October 2008. The Compensation Committee increased Mr. Neyman’s salary in October 2008 from $185,000 to $200,000 in connection with his promotion to Senior Vice President and Chief Financial Officer. The amount of the increase was based on the Compensation Committee’s understanding of market practices in regard to compensation of Chief Financial Officers among companies of Flotek’s size, Mr. Neyman’s experience and his performance in previous roles with the Company.

Interim Chief Financial Officer

James Andrew Jowett joined Flotek in January 2006 as Chief Accounting Officer and served as Interim Chief Financial Officer from August 2008 until October 2008. The Compensation Committee increased Mr. Jowett’s salary in August 2008 from $150,000 to $175,000 for that Interim period. Mr. Jowett has left the Company under the terms of the separation agreement as of March 17, 2009.

Former Chief Financial Officer

Our Chief Financial Officer from April 2004 until August 2008 was Lisa Meier. Mrs. Meier’s annual salary for 2008 was $250,000, which she received up to the date of her resignation as Chief Financial Officer on August 8, 2008.

2009 Base Salaries

In regard to 2009 salaries of the named executive officers, the Compensation committee has reviewed the current status of the salary amounts in regard to overall market competitiveness, internal equity, personal performance and the current operating environment. Based on this review, the Compensation Committee has decided to defer any decisions regarding salary amounts for named executive officers, subject to a possible review in the third quarter of 2009.

Annual Bonus Compensation

After a review of the effectiveness of the PPP by management and the Compensation Consultant and upon receiving their recommendations regarding improvements to the structure of the annual cash bonus plan structure, the Compensation Committee approved the 2009 Management Incentive Plan (“MIP”) to replace the PPP. Under the terms of the MIP named executive officers and other leadership employees will have the opportunity to earn annual cash incentives based on the achievement of Company performance objectives, operating unit performance objectives (applicable to Mr. Reeves and other leadership employees assigned to operating units) and individual objectives. For executive officers 75% of MIP compensation will be earned by the Company’s performance on Company objectives including 2009 budget revenue, 2009 budget EBITDA, and 2009 budget fully diluted earnings per share (each equally weighted), and 25% will be based on individual performance objectives.

For each goal, a threshold, target and challenge amount has been defined. Performance below threshold on any measure results in no bonus amount contingent on that measure being paid. Performance at threshold results in 50% of the contingent amount being paid, while 100% and 120% of the contingent amounts are paid at target and challenge levels, respectively. Failure to achieve threshold on any one measure does not disqualify participants from earning bonuses based on performance on other measures.

The Company objectives were selected because, in the opinion of the Compensation Committee, success on these measures is vital to the ability of the Company to emerge successfully from the current difficult operating environment. Because the operating environment in 2009 is so difficult, the Committee believes that the objectives will be difficult to achieve and would consider target performance to be an extraordinary achievement.

The MIP provides that if the company’s performance exceeds the challenge level or if performance does not meet threshold levels, the CEO may recommend for Compensation Committee approval of discretionary awards to those executives and other employees whose efforts contributed to positive results or mitigated negative results.

Following a review of competitive compensation practices, internal equity considerations, individual performance and the current operating environment, the Compensation Committee determined that the target bonus amounts available to each of the Named Executive Officers under the MIP (expressed as a percentage of annual base salary) will remain unchanged in 2009 from the target percentages in effect for 2008.

Equity Compensation

The historical practice of the Compensation Committee has been to grant restricted stock and/or options to attract, retain, motivate and reward employees and executive officers, and to encourage ownership in Flotek. The grant value of awards is determined by the Compensation Committee based on its understanding of competitive practices, internal equity considerations, performance, and the potential of the employee. The Compensation Committee considers it important that the value inherent in the grant is sufficient to create a long-term incentive for the employee to remain with the Company and to focus on the strategic objectives that must be achieved in order to deliver an attractive return to shareholders.

Through 2008, such grants have consisted of incentive stock options, non-qualified stock options and restricted stock. Generally, the Compensation Committee has granted awards of stock options to our executive officers upon their appointment as executive officers or in annual grants made at the end of a fiscal year or shortly thereafter. The equity grants typically have vested over three or four years. Grants made to executive officers are shown in the 2008 Grants of Plan-Based Awards table.

One-half of the value of the equity grants awarded in 2008 took the form of restricted stock and one-half of the award values were comprised of non-qualified stock options. The value attributed to restricted shares is based on the closing price of Flotek shares on the date of grant, while the value attributed to stock options is based on the Black-Scholes value of the options on the date of grant. In addition to the service condition, the restricted stock portion of the 2008 equity grant vests evenly over four years and has a performance condition that requires the Company or certain divisions of the Company to reach 90% of budgeted Pre-Tax Income for the stock to vest in that year. The option portion of the 2009 equity grant also vests evenly over four years and only has a service condition. Grants to Messrs. Dumas, Reeves and Neyman provide for accelerated vesting in the event of a change in control of the Company as defined under Potential Payments upon Termination of Employment or Change in Control; this condition only applies to one other employee of the Company.

On February 16, 2009, the Compensation Committee approved equity grants to named executive officers as follows: Mr. Dumas received 107,575 shares of restricted stock and options to purchase 200,000 shares of Common Stock at $2.51 per share; Mr. Reeves received 43,828 shares of restricted stock and options to purchase 81,484 shares of Common Stock at $2.51 per share; Mr. Neyman received 31,876 shares of restricted stock and options to purchase 59,260 shares of Common Stock at $2.51 per share, and Mr. Jowett received 4,784 shares of restricted stock and options to purchase 8,892 shares of Common Stock at $2.51 per share.

In a departure from past practice, the Committee decided that for 2009, no performance conditions would be attached to the 2009 restricted stock grants This decision was made because, in the Compensation Committee’s opinion, the equity positions of named executive officers attained through prior awards have diminished in value to such a degree in the current operating environment that they do not currently represent a meaningful wealth accumulation opportunity and thus, are of limited value in motivating performance on strategic goals or in retaining our named executive officers. Further, given the current operating environment, the Compensation Committee believes that it is difficult to set goals for a three-to-five year period.

All equity-based awards that the Compensation Committee awarded have been reflected in our consolidated financial statements based upon the applicable accounting guidance. In December 2004, the Financial Accounting Standards Board (“FASB”) published FASB Statement No. 123 (revised 2004), Share-Based Payment (“FAS 123R” or the “Statement”). FAS 123R requires us to recognize in our financial statements the compensation cost relating to share-based payment transactions, including grants of employee stock options. We have to measure the cost based on the fair value of the equity or liability instruments issued. FAS 123R, which replaces FASB Statement No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related interpretive guidance, covers a wide range of share-based compensation arrangements including stock options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. To date, we have only awarded stock options and restricted stock awards under our stock awards plan. Additionally, FAS 123R requires us to measure the cost of employee services received in exchange for stock options based on the fair value of the award on the grant date, and to recognize the cost over the period the employee is required to provide services for the award. FAS 123R permits us to use any option-pricing model that meets the fair value objective in the Statement. We adopted FAS 123R on a prospective basis beginning January 1, 2006, for stock-based compensation awards granted after that date and for unvested awards outstanding at that date using the modified prospective transition method. We recognize the fair value of stock-based compensation awards as compensation expenses in our statement of operations on a straight line basis over the vesting period.

Employment and Separation Agreements

The Company has not entered into any employment or severance agreements with any of its current named executive officers. However, in connection with the resignation of Ms. Meier as Chief Financial Officer effective August 8, 2008, Flotek entered into a Separation and Release Agreement with Ms. Meier, which provided for, among other things: (i) a cash payment equal to the sum of her regular salary through the Resignation Date and her accrued vacation benefits in the amount of $6,730.77; (ii) a short-term deferral payment in the amount of $153,846.20, payable in 16 equal bi-weekly payments of $9,615, commencing on August 15, 2008; (iii) a six month deferral payment in the amount of $96,153.80, payable in 10 equal bi-weekly payments of $9,615.38, commencing on March 27, 2009; and (iv) payment to Ms. Meier of up to $10,000 with respect to her attorney’s fees incurred in connection with the negotiation of the Separation and Release Agreement.

In connection with the departure of Mr. Jowett as Chief Accounting Officer effective March 17, 2009, Flotek entered into a Separation and Release Agreement with Mr. Jowett, which provided for amongst other things: (i) a cash payment equal to the sum of his regular salary through March, 31, 2009 and his accrued vacation benefits in the amount of $2,163; (ii) a payment in the amount of $50,000 payable in a lump sum.

Equity Retention Grant

In February 2009, the Compensation Committee approved a retention grant of 60,000 shares of restricted stock to Mr. Reeves. The restricted stock grant vests over a five year period as follows: (i) 5,000 shares vest on the first anniversary of the grant; (ii) 5,000 shares vest on the second anniversary of the grant; (iii) 10,000 shares vest on the third anniversary of the grant; (iv) 20,000 shares vest on the fourth anniversary of the grant; and (v) 20,000 shares vest on the fifth anniversary of the grant. The purpose of the equity grant was to incentivize Mr. Reeves to remain in a long-term management role with the Company.

Other Benefits

We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. Executive officers are eligible to participate in all of our employee benefit plans, including medical, dental & vision care programs, Company-paid accidental death, dismemberment & life insurance, and Flotek’s 401(k) plan, on the same basis as other employees. During 2008 and first quarter of 2009, we provided a matching contribution on employee contributions of up to 4% of eligible compensation determined by statutory limits. Effective as of April 2009 we suspended such matching contributions. Other than the 401(k) plan we do not offer pension or retirement benefits. Our international employee’s may have slightly different employee benefit plans than those we offer domestically, typically as a result of legal requirements in any specific country.

Perquisites

We do not have a formal process to review regularly the perquisites received by members of senior management. The perquisites received by each senior executive are determined by past practices. The specific perquisites our named executives are currently receiving or have received in the past include:

•	Our Chief Executive Officer and Chief Operating Officer receive a Company owned vehicle.

•	A country club membership in our Chief Executive Officer’s name that is primarily used for marketing purposes by our operating units.

Tax and Accounting Implications

Deductibility of Executive Compensation

The Compensation Committee is aware of the provisions of Section 162(m) of the Internal Revenue Code which provides that the Company may not deduct for federal income tax purposes annual compensation in excess of $1 million paid to certain employees. Performance-based compensation paid pursuant to shareholder-approved plans such as our 2007 Long-Term Incentive Plan is not subject to the deduction limit as long as such compensation is approved by “outside directors” within the meaning of Section 162(m) of the Code.

The Compensation Committee makes every reasonable effort to structure and administer executive compensation opportunities so that compensation will not be subject to the Section 162 (m) deduction limit. However, the Compensation Committee may from time to time approve payments that cannot be deducted in order to maintain flexibility in structuring appropriate compensation opportunities in the interest of shareholders.

Accounting for Stock-Based Compensation

Flotek Industries accounts for stock-based payments in accordance with the requirements of FAS 123R. Under this accounting pronouncement, Flotek Industries is required to value unvested stock options granted under the fair value method and expense those amounts in the income statement over the stock option’s remaining vesting period. Flotek Industries considers the expenses associated with the grant of options and other long-term incentive awards in granting such awards.

Section 409A

To the extent we permit executives to defer compensation or we commit to deliver compensation at a later date than when earned and vested, we make every attempt to meet the requirements of Section 409A of the Internal Revenue Code. Failure to satisfy the Section 409A requirements could subject the executives receiving deferred compensation to a 20% excise tax.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

                                      Barry E. Stewart, Chairman

                                      Gary M. Pittman

                                      John W. Chisholm

May 6, 2009

Summary Compensation Table

The following table sets forth information regarding compensation earned in or with respect to our fiscal years 2006, 2007 and 2008 by:

•	each person who served as our chief executive officer in 2008, 2007 and 2006;

•	each person who served as our chief financial officer in 2008, 2007 and 2006;

•	our three most highly compensated executive officers, other than our chief executive officer and chief financial officer.

Name and Principal Position(*)	Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($)(1)	Stock Options ($)(2)	All Other Compensation ($)(3)	Total ($)
Jerry D. Dumas, Sr. – Chairman of the Board, President and Chief Executive Officer	2008	450,000	–	1,292,439	304,450	57,923	2,104,812
	2007	395,192	230,704	636,250	434,973	62,802	1,759,412
	2006	288,631	120,000	–	–	31,595	440,226
Steven A. Reeves – Executive Vice President and Chief Operating Officer	2008	243,461	–	35,719	34,556	13,813	327,549
	2007	175,000	20,000	17,352	18,559	1,184	232,095
	2006	154,614	–	–	–	–	154,614

Jesse E. Neyman – Executive Vice President and Chief Financial Officer	2008	180,961	–	10,692	9,273	8,081	209,007
	2007	149,038	14,307	3,473	3,712	–	170,530

Lisa G. Meier – Sr. Vice President and Chief Financial Officer (resigned August 2008)	2008	163,461	–	285,110	97,295	110,195	656,061
	2007	222,200	108,862	221,680	154,353	6,153	713,248
	2006	167,278	79,194	–	–	–	246,472

James A. Jowett – Chief Accounting Officer and Interim Chief Financial Officer (August through October 2008)	2008	155,769	15,000	8,083	19,879	6,925	205,656
	2007	148,615	29,266	5,197	17,322	609	201,009
	2006	123,153	–	–	11,658	–	134,811

(*)	The Company does not have any executive officers other than the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer.
(1)

Represents the amounts recognized for financial reporting purposes in accordance with FAS 123R for the year ended December 31, 2008, related to restricted stock awards made pursuant to our 2005 Long Term Incentive Plan. These amounts include awards granted during fiscal 2008 and reflect the proportionate amount of compensation for fiscal 2008 based on the vesting terms of the awards and the fair value of the awards on the date of grant. The restricted stock awards are expensed over a vesting period for each respective grant. The grant date fair value of the restricted stock awards granted to Messrs. Dumas, Neyman, Reeves and Ms. Meier on March 28 and to Mr. Reeves on August 8 as determined pursuant to FAS 123R, was $15.14 and $16.44 per share, respectively. See our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for a description of the FAS 123R valuation.
(2)	Represents the amounts recognized for financial reporting purposes in accordance with FAS 123R for the year ended December 31, 2008, related to stock options granted pursuant to our 2005 Long Term Incentive Plan. These amounts include stock options granted during fiscal 2008 and reflect the proportionate amount of compensation for fiscal 2008 based on the vesting terms of the awards and the fair value of the awards on the date of grant. The grant date fair value of the stock option awards granted to Messrs. Dumas, Neyman and Reeves and Ms. Meier on March 28 and Mr. Reeves on August 8, 2008, as determined pursuant to FAS 123R, was $4.21 and $5.13 per share, respectively. See our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for a description of the FAS 123R valuation.
(3)	The expenses for all Company provided vehicles were determined through straight line depreciation methodology. The following table details “All Other Compensation”:

Name and Principal Position	Year	Company Provided Auto ($)	Country Club ($)	Company Match 401(k) ($)	Severance Agreement ($)	All Other Compensation ($)
Jerry D. Dumas, Sr. – Chairman of the Board, President and Chief Executive Officer	2008	22,608	26,115	9,200	–	57,923
	2007	22,608	36,309	3,885	–	62,802
	2006	6,782	24,813	–	–	31,595

Steven A. Reeves – Executive Vice President and Chief Operating Officer	2008	4,613	–	9,200	–	13,813
	2007	–	–	1,184	–	1,184
	2006	–	–	–	–	–

Jesse E. Neyman – Senior Vice President and Chief Financial Officer	2008	–	–	8,081	–	8,081
	2007	–	–	–	–	–

Lisa G. Meier – Senior Vice President and Chief Financial Officer (resigned August 2008)	2008	6,153	–	7,888	96,154	110,195
	2007	6,153	–	–	–	6,153
	2006	–	–	–	–	–

James A. Jowett – Chief Accounting Officer & Interim Chief Financial Officer (August through October 2008)	2008	–	–	6,925	–	6,925
	2007	–	–	609	–	609
	2006	–	–	–	–	–

Equity-Related Compensation

The following table discloses the number of restricted stock awards and stock options granted during the fiscal year ended December 31, 2008, to each named executive officer, including the grant date fair value of these awards.

2008 Grants of Plan Based Awards

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All other stock awards: Number of shares of stock or units (#)	All other option awards: Number of securities underlying options (#) (2)	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Jerry D. Dumas, Sr.	3/28/08	–	–	–	–	–	–	–	27,776	22.75	117,067
	3/28/08	–	–	–	–	–	–	10,556	–	–	159,818
	N/A	445,500	495,000	742,500	–	–	–	–	–	–	N/A

Steven A. Reeves	3/28/08	–	–	–	–	–	–	–	8,680	22.75	36,583
	3/28/08	–	–	–	–	–	–	3,300	–	–	49,962
	8/09/08	–	–	–	–	–	–	–	7,724	22.75	39,592
	8/09/08	–	–	–	–	–	–	2,936	–	–	48,268
	N/A	148,500	165,000	247,500	–	–	–	–	–	–	N/A

Jesse E. Neyman	3/28/08	–	–	–	–	–	–	–	5,784	22.75	24,378
	3/28/08	–	–	–	–	–	–	2,200	–	–	33,308
	N/A	72,000	80,000	120,000	–	–	–	–	–	–	N/A

Lisa G. Meier	3/28/08	–	–	–	–	–	–	–	16,404	22.75	69,137
	3/28/08	–	–	–	–	–	–	6,236	–	–	94,413
	N/A	135,000	150,000	225,000	–	–	–	–	–	–	–

James A. Jowett	3/28/08	–	–	–	–	–	–	–	1,444	22.75	6,086
	3/28/08	–	–	–	–	–	–	548	–	–	8,297
	N/A	27,000	30,000	45,000	–	–	–	–	–	–	N/A

(1)	The target column represents the number of performance shares granted to the named executive officers under the 2005 Long-Term Incentive Plan on March 28, 2008. One-fourth of the shares will vest on each anniversary of the grant date if the Company has met the performance measure of 90% of planned fully burdened operating income for the previous year end.
(2)	This column reports the number of shares purchasable upon exercise of stock options granted under the 2005 Long-Term Incentive Plan to each of the named executive officers on March 28, 2008. The March 28, 2008 stock options vest 1/4 on each anniversary of the grant date over a four-year period, assuming the named executive officer is still actively employed by the Company on each vesting date.
(3)	This column reports the grant date fair value of each equity award granted in 2008 computed in accordance with FAS 123R.

The following table provides information relating to outstanding equity-based awards held by each named executive officer as of December 31, 2008.

Outstanding Equity Awards at Fiscal Year-End

	Option awards							Stock awards
Name	Number of securities underlying unexercised options exercisable (#)(1)		Number of securities underlying unexercised options unexercisable (#)		Equity Incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(2)	Market value of shares or units of stock that have not vested ($)(3)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(4)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(5)
Jerry D. Dumas, Sr	130,279	(6)	–		–	0.85	9/20/14	–	–	–	–
	66,940	(7)	–		–	2.13	12/9/14	–	–	–	–
	13,587	(8)	40,761	(8)	–	13.81	3/12/13	–	–	–	–
	66,600	(10)	–		–	22.37	5/17/13	–	–	–	–
	–		27,776	(9)	–	22.75	3/27/14	–	–	–	–
	–		–		–	–	–	144,000	362,880	–	–
	–		–		–	–	–	–	–	16,667	42,001
	–		–		–	–	–	–	–	10,557	26,604

Steven A. Reeves	3,837	(8)	11,511	(8)	–	13.81	3/12/14	–	–	–	–
	–		8,680	(9)	–	22.75	3/27/14	–	–	–	–
	–		7,724	(10)	–	22.75	8/8/14	–	–	–	–
	–		–		–	–	–	–	–	4,707	11,862
	–		–		–	–	–	–	–	3,300	8,316
	–		–		–	–	–	–	–	2,936	7,399
	–		–		–	–	–	–	–	–	–

Jesse E. Neyman	768		2,302		–	13.81	3/12/13	–	–	–	–
	–		5,784		–	22.75	3/27/14	–	–	–	–
	–		–		–	–	–	–	–	942	2,374
	–		–		–	–	–	–	–	2,200	5,544

James A Jowett	5,000		5,000		–	9.40	1/13/16	–	–	–	–
	1,151		3,453		–	13.81	3/12/13	–	–	–	–
	–		1,444		–	22.75	3/27/14	–	–	–	–
	–		–		–	–	–	–	–	548	1,381
	–		–		–	–	–	–	–	1,412	3,558

(1)	On December 22, 2005, the Compensation Committee, on behalf of the Board, approved the acceleration of the vesting of all previously unvested stock options granted under the 2003 and 2005 Long Term Incentive Plans.
(2)	The numbers in this column reflect the total number of unvested shares of restricted stock granted on July 24, 2007 to Mr. Dumas. The grant of 180,000 vest 20% on each anniversary date of the grant.
(3)	The dollar value of the unvested shares of restricted stock reported in the preceding column valued at the closing price of Flotek’s Common Stock on December 31, 2008 ($2.52 per share).
(4)	The numbers in this column reflect the total number of unvested performance shares, at target level of performance, granted on March 13, 2007. The payout, if any, will occur at one-fourth each anniversary of the date of the grant.
(5)	The dollar value of the unvested performance shares of restricted stock reported in the preceding column valued at the closing price of Flotek’s Common Stock on December 31, 2008 ($2.52 per share).
(6)	These stock options vested in four equal annual installments beginning on September 20, 2005. The remaining three installments vested on December 22, 2005 (See (1)).
(7)	These stock options vested in four equal annual installments beginning on December 10, 2005. The remaining three installments vested on December 22, 2005 (See (1)).
(8)	These stock options vest in four equal annual installments beginning on March 13, 2008.
(9)	These stock options will vest in four equal annual installments beginning on March 28, 2009.
(10)	These stock options will vest in four equal annual installments beginning on August 8, 2009.

The following table sets forth certain information regarding the value realized upon the exercise of stock options and upon the vesting of restricted stock awards by each of the named executive officers during the fiscal year ended December 31, 2008.

Option Exercises and Stock Vested

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Jerry D. Dumas, Sr.	257,411	4,497,361	54,755	977,799
Steven A. Reeves	–	–	1,569	34,345
Jesse E. Neyman	–	–	314	6,873
James A. Jowett	–	–	470	10,288
Lisa G. Meier	25,000	553,625	19,159	345,187

Potential Payments upon Termination of Employment or Change in Control

We entered into a Separation and Release Agreement with Ms. Meier, which requires us, among other things to make severance payments to Ms. Meier. The following table describes the circumstances that will trigger acceleration of vesting of certain stock options and restricted stock grants awarded to Mr. Dumas and Mr. Reeves and quantifies the value of the stock options or restricted stock grants the vesting of which would have accelerated upon the occurrence of the specified events, assuming that such event had occurred on December 31, 2008 and based on the closing price on Flotek’s Common Stock on that date ($2.52). None of the other named officers have provisions for accelerated vesting for circumstances listed above.

In connection with the departure of Mr. Jowett as Chief Accounting Officer effective March 17, 2009, Flotek entered into a Separation and Release Agreement with Mr. Jowett, which provided for amongst other things: (i) a cash payment equal to the sum of his regular salary through March, 31, 2009 and his accrued vacation benefits in the amount of $2,163.; (ii) a payment in the amount of $50,000 payable in a lump sum.

Name	Change in Control ($)	Death or Permanent Disability ($)	Termination without Cause ($)	Termination for Good Reason ($)
Jerry D. Dumas, Sr.
Restricted stock	431,482	362,880	362,880	362,880
Stock Options	–	–	–	–

Total	431,482	362,880	362,880	362,880

Steven A. Reeves
Restricted stock	7,399	–	–	–
Stock Options	–	–	–	–

Total	7,399	–	–	–

For purposes of awards under our long-term plans, “Change-in-Control” of the Corporation means the first to occur of the following events:

(i) Any Person (other than those persons in control of the Corporation on the Effective Date of the Plan, a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation) becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing fifty percent (50%) or more of the combined voting power of the Corporation’s then outstanding securities; or

(ii) During any period of one (1) year (not including any period prior to the Effective Date of the Plan), individuals who at the beginning of such period constitute the Board (and any new Director whose election by the Corporation’s stockholders was approved by a vote of at least two-thirds ( 2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason to constitute a majority thereof;

(iii) (A) The sale or disposition of all or substantially all the Corporation’s assets, or (B) a merger, consolidation, or reorganization of the Corporation with or involving any other entity, other than a merger, consolidation, or reorganization that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the securities of the Corporation (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

For purposes of awards under our long-term incentive plans, “Cause” means the termination of an employee for any of the following reasons, as determined by the Compensation Committee:

(i) An employee willfully fails to substantially perform the employee’s duties (other than any such failure resulting from the employee’s total and permanent disability) after a written demand for substantial performance has been delivered by the Corporation to the employee that specifically identifies the manner in which the Corporation believes that the employee has not substantially performed the employee’s duties, and the employee fails to remedy such failure within ten (10) calendar days after receiving such notice;

(ii) An employee is convicted (by trial, plea of guilty or plea of nolo contendere) for committing an act of fraud, embezzlement, theft, or other act constituting a felony; or

(iii) An employee willfully engages in gross misconduct or willfully violates a Corporation or a Subsidiary policy which is materially and demonstrably injurious to the Corporation and/or a Subsidiary after a written demand to cease such misconduct or violation has been delivered by the Company to the employee that specifically identifies the manner in which the Company believes that the employee has violated this Paragraph (iv), and the employee fails to cease such misconduct or violation and remedy any injury suffered by the Corporation or the Subsidiary as a result thereof within thirty (30) calendar days after receiving such notice. However, no act or failure to act, on the employee’s part shall be considered “willful” unless done, or omitted to be done, by the employee not in good faith and without reasonable belief that the employee’s action or omission was in the best interest of the Corporation or the Subsidiary; or

(iv) An employee commits a material breach of any noncompetition, confidentiality or similar agreement with the Corporation or a Subsidiary, as determined under such agreement.

Director Compensation

Compensation of independent directors is determined by the Board of Directors based upon recommendations prepared by the Compensation Committee. Effective August 2008, each independent, non-employee director was paid an annual retainer of $30,000 and received $2,000 for each meeting of the board attended and $1,000 for each committee meeting attended. The Chair of the Audit Committee is paid an annual retainer of $20,000, the Chair of the Compensation Committee is paid an annual retainer of $15,000, and the Chair of the Governance and Nominating Committee and the Chair of the Strategic Planning Committee are paid annual retainers of $10,000. All directors are reimbursed for reasonable expenses incurred in connection with their service on our Board.

In 2008, outside directors who served on our Board of Directors for a full year received a grant of stock options with a fair value on the date of grant of approximately $20,000 and a grant of restricted stock also valued at approximately $20,000. Outside directors who joined the board during the year received a grant that was adjusted to reflect the portion of the year that they served as directors. Stock options granted to outside directors vest ratably over a period of four years and have a term of six years. Restricted stock granted to outside directors vests ratably over four years.

The following table details the compensation in 2008 of the non-employee directors. On March 28, 2008, Messrs. Chisholm, Pittman, Stewart, Wilson and Ziegler were each granted 1,760 restricted stock awards and options to purchase 4,628 shares of stock. On September 22, 2008 Messrs. Massey and McMahon were each granted 1,760 received restricted stock awards and options to purchase 4,630 shares of stock.

Name	Fees ($)(1)	Restricted Stock Awards ($)(2)(3)	Options ($)(4)(5)	All Other Compensation ($)	Total ($)
John W. Chisholm	62,750	23,023	22,501	–	108,274
James R. Massey	23,000	6,256	6,744	–	36,000
Kevin G. McMahon	39,833	6,256	6,744	–	52,833
Gary M. Pittman	71,875	23,023	22,501	–	117,399
Barry E. Stewart	73,583	23,023	22,501	–	119,107
Richard O. Wilson	56,500	23,023	22,501	–	102,024
William R. Ziegler	61,084	23,023	22,501	–	106,608

(1)	Represents non-employee director’s fees earned or paid in cash in 2008:

	Board Retainer ($)	Committee Chair Retainer ($)	Meeting Fees ($)	Total ($)
John W. Chisholm	30,000	3,750	29,000	62,750
James R. Massey	10,000	–	13,000	23,000
Kevin G. McMahon	12,500	8,333	19,000	39,833
Gary M. Pittman	30,000	4,375	37,500	71,875
Barry E. Stewart	30,000	12,083	31,500	73,583
Richard O. Wilson	30,000	–	26,500	56,500
William R. Ziegler	30,000	7,084	24,000	61,084

(2)	Represents the amounts recognized for financial reporting purposes in accordance with the FAS 123R for the year ended December 31, 2008, related to restricted stock awards made pursuant to our 2005 Long Term Incentive Plan. These amounts include awards granted during the 2008 fiscal year and reflect the proportionate amount of compensation for the 2008 fiscal year based on the vesting terms of the awards and the fair value of the awards on the date of grant. The awards are expensed over a four-year period. The grant date fair value of the restricted stock awards granted during 2008, as determined pursuant to FAS 123R, was $22.75 per share for Messrs. Chisholm, Pittman, Stewart, Wilson and Ziegler and $13.90 per share for Messrs. Massey and McMahon. See our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for a description of the FAS 123R valuation.
(3)	Represents the aggregate number of restricted stock awards outstanding at December 31, 2008, and the grant date fair value of such awards.
(4)	Represents the amounts recognized for financial reporting purposes in accordance with FAS 123R for the year ended December 31, 2008, related to stock options granted pursuant to our 2005 Long Term Incentive Plan. These amounts include stock options granted during fiscal 2008 and reflect the proportionate amount of compensation for fiscal 2008 based on the vesting terms of the awards and the fair value of the awards on the date of grant. The grant date fair value of the stock options granted during 2008, as determined pursuant to FAS 123R, was $4.21 per share for Messrs. Chisholm, Pittman, Stewart, Wilson and Ziegler and $5.70 per share for Messrs. Massey and McMahon. See our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for a description of the FAS 123R valuation.
(5)	Mr. Ziegler resigned as a director in March 2009.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF UHY LLP

The firm of UHY LLP, independent public accountants (“UHY”), audited our consolidated financial statements for the year ended December 31, 2008, and has advised us that it will have a representative available at the 2009 Annual Meeting to respond to appropriate questions. Such representative will be permitted to make a statement if he or she so desires.

UHY acts as our principal independent registered public accounting firm. UHY LLP leases all of its personnel, who work under the controller of UHY LLP partners, from wholly owned subsidiaries of UHY Advisors, Inc. in an alternative practice structure.

The Audit Committee has selected UHY as its independent certified public accountants to audit its fiscal year 2009 financial statements. The Board recommends a vote FOR ratification of that selection.

UHY has billed the Company and its subsidiaries fees as set forth in the table below for (i) the audits of the Company’s 2008 and 2007 annual financial statements, the audits of the 2008 and 2007 report on internal control over financial reporting, reviews of quarterly financial statements, and review of other documents filed with the Securities and Exchange Commission, (ii) assurance and other services reasonably related to the audit or review of the Company’s financial statements, including due diligence services and (iii) services related to tax compliance. There were no other fees billed.

	Audit Fees ($)	Non-Audit Fees ($)	Tax Fees ($)
Fiscal Year 2008	1,400,000	500,000	500,000
Fiscal Year 2007	1,100,000	300,000	300,000

The Audit Committee of the Board has adopted policies regarding the pre-approval of auditor services. All additional services must be pre-approved on a case-by-case basis. All of the services provided by UHY during fiscal year 2008 and 2007 were approved by the Audit Committee.

OTHER MATTERS

The Board is not aware of any other matters that may come before the Meeting. However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Meeting.

ANNUAL REPORT

A Summary Annual Report to Stockholders and an Annual Report on Form 10-K covering the fiscal year of the Company ended December 31, 2008 are enclosed herewith. These reports do not form any part of the material for solicitation of proxies.

STOCKHOLDER COMMUNICATIONS

Stockholder proposals for inclusion in the proxy statement for the 2010 Annual Meeting of Stockholders must be received by the Company at is principal executive offices by January 6, 2010 to be considered for inclusion in the proxy statement and form of proxy relating to the 2010 Annual Meeting of Stockholders. Such stockholder proposals, together with any supporting statements, should be directed to the Secretary of the Company.

Stockholders and interested parties who wish to communicate with the Board, or with any individual director, may do so by (1) calling Lighthouse Services Inc., a third party call center, at (800) 785-1003 or (2) correspondence addressed to the Board, or to an individual director, at the principal executive offices of the Company. All communications received from stockholders are sent directly to Board members.

☐                ■

PROXY

FLOTEK INDUSTRIES INC.

2009 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD AT THE FLOTEK CORPORATE OFFICE

2930 W. SAM HOUSTON PARKWAY N, SUITE 300, HOUSTON, TEXAS 77043

ON THURSDAY, JUNE 11, 2009 AT 2:00 P.M. LOCAL TIME

THE UNDERSIGNED STOCKHOLDER OF FLOTEK INDUSTRIES INC. (the “Company”) HEREBY APPOINTS Jerry D. Dumas, Sr., a director of the Company, or failing this person, Rosalie Melia, Corporate Secretary of the Company, or in the place of the foregoing,                                 , (print the name), as proxyholder for and on his behalf, with full power of substitution, to attend, act and vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of the Company (the “Meeting”) to be held on June 11, 2009 and at every adjournment thereof, to the same extent and with the same powers as if the undersigned were present at the Meeting, or any adjournment thereof. The shareholder hereby directs the proxyholder to vote the securities of the Company registered in the name of the undersigned as specified herein.

(Continued and to be signed on the reverse side.)

■	14475 ■

ANNUAL MEETING OF STOCKHOLDERS OF

FLOTEK INDUSTRIES, INC.

June 11, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at www.flotekind.com/proxymaterials.

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

ê  Please detach along perforated line and mail in the envelope provided.  ê

■    20630000000000000000    6                                                                              061109

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

PROPOSAL 1: Election of the six directors to serve until next annual meeting of stockholders of the Company or until their successors are duly elected and qualified, or until their earlier resignation or removal.

			PROPOSAL 2:	To ratify the selection of UHY LLP as the Company’s auditors for the year ending December 31, 2009.	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: m John W. Chisholm m Jerry D. Dumas, Sr. m James R. Massey m Kevin G. McMahon m Barry E. Stewart m Richard O. Wilson

*Note*    Such other business as may properly come before the meeting or any adjournment thereof.

The undersigned hereby votes shares that each of the undersigned is entitled to vote at the 2009 Annual Meeting of Stockholders of Flotek Industries, Inc. as follows. All prior proxies are hereby revoked.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

ANNUAL MEETING OF STOCKHOLDERS OF

FLOTEK INDUSTRIES, INC.

June 11, 2009

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote by phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available at www.flotekind.com/proxymaterials.

ê  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone.  ê

■    20630000000000000000    6                                                                              061109

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

PROPOSAL 1: Election of the six directors to serve until next annual meeting of stockholders of the Company or until their successors are duly elected and qualified, or until their earlier resignation or removal.

			PROPOSAL 2:	To ratify the selection of UHY LLP as the Company’s auditors for the year ending December 31, 2009.	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: m John W. Chisholm m Jerry D. Dumas, Sr. m James R. Massey m Kevin G. McMahon m Barry E. Stewart m Richard O. Wilson

*Note*    Such other business as may properly come before the meeting or any adjournment thereof.

The undersigned hereby votes shares that each of the undersigned is entitled to vote at the 2009 Annual Meeting of Stockholders of Flotek Industries, Inc. as follows. All prior proxies are hereby revoked.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■